Page 1 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: October 1995
Distribution Date: November 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      23,625,299.63
  Prepayments in Full                                  16,344,657.16
  Warranty and Administrative Repurchases                       0.00
  Liquid. Proceeds, Recov. & Released Payaheads           618,128.42
                                                  ------------------
    Available Principal Amount                  $      40,588,085.21
  Realized Losses                                         299,235.94
                                                  ------------------
  Monthly Principal Distributable Amount        $      40,887,321.15


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $       8,834,364.89


Servicing Fee
-------------
  Class A Servicing Fee                         $         826,721.86
  Class B Servicing Fee                                    57,472.64
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $         884,194.50
  Available Subordination Amount                       11,488,299.54
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                    58,786.66
  Available Int. Amount for Certificateholders          7,891,383.73


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       4,877,658.98
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount             7,378,443.79
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               14,502,024.29
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           2,500,784.81


  Interest Distribution to Class A              $       4,877,658.98


  Class A Principal Distributable Amount        $      38,229,645.28
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      37,949,859.67
                                                  ------------------
  Class A Principal Draw Amount                 $         279,785.60
    Less: Available Subordination Amount               14,502,024.29
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      38,229,645.28

                                                                    Page 2 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: October 1995
Distribution Date: November 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------
Class B
-------
  Class B Interest Distributable Amount         $       3,013,724.75
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             3,013,724.75
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       3,013,724.75


  Class B Principal Distributable Amount        $       2,657,675.87
    Plus: Class B Prin. Carryover Shortfall               144,617.14
    Less: Class B Available Principal Amount            2,638,225.54
    Plus: Class B Principal Draws                         279,785.60
                                                  ------------------
  Class B Principal Shortfall Amount            $         443,853.08


  Principal Distributions to Class B            $       2,358,439.93


Principal Balances
------------------
  Class A Beginning Principal Balance           $     992,066,232.43
  Less: Reductions to Class A Prin. Balance            38,229,645.28
                                                  ------------------
  Class A Ending Principal Balance              $     953,836,587.15


  Class B Beginning Principal Balance           $      68,967,171.23
  Less: Reductions to Class B Prin. Balance             2,657,675.87
                                                  ------------------
  Class B Ending Principal Balance              $      66,309,495.36


  Beginning Pool Principal Balance              $   1,061,033,403.66    97,083
  Less: Reductions in Pool Prin. Balance               40,887,321.15
                                                  ------------------
  Ending Pool Principal Balance                 $   1,020,146,082.51    95,354

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.8645234
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $       8,850,074.00
      and
   B. Balance on Previous Payment Date          $       8,850,074.00
      Plus: Interest Distrib. to Class B                3,013,724.75
      Plus: Principal Distrib. to Class B               2,358,439.93
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      14,222,238.69

  Remaining Subordinated Spread Account         $       8,850,074.00
  (lesser of A or B)

                                                                    Page 3 of 3
                      Ford Credit JUL 1995-A Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: October 1995
Distribution Date: November 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.199%
  Average Delinquent & Repo Inventory Contracts/              0.202%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       6,979,107.15
  Plus: Net Change in Advances                           -102,989.76
                                                  ------------------
  Advances at End of the Month                  $       6,876,117.39


Payaheads
---------
  Payaheads at Beginning of the Month           $       6,938,878.52
  Plus: Net Change in Payaheads                           684,695.97
                                                  ------------------
  Payaheads at End of the Month                 $       7,623,574.49


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $      11,042,020.56     1,033
  61 - 90 Days                                            921,214.44        81
  91 - 120 Days                                            94,008.36         8
  Over 120 Days                                            67,546.52         5
                                                  ------------------  --------
                                                $      12,124,789.88     1,127

Repo Inventory                                                             143































Rept. No.: 1.022